Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-157760-02 of Ferrellgas, L.P. on Form S-3 of our report dated November 6, 2009, relating to the consolidated financial statements of Ferrellgas, Inc. and subsidiaries appearing in this Current Report on Form 8-K of Ferrellgas, L.P. for the year ended July 31, 2009.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri

December 10, 2009